                                                                    EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Jabil Circuit, Inc:


We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-71479 and 333-91719) and Form S-8 (No. 333-86217) of Jabil
Circuit, Inc. of our report dated September 15, 1999 except as to Note 9(c), which is as of September 22, 1999, and Note 1(n), which is as of March 23, 2000, relating to the consolidated balance sheets of Jabil Circuit, Inc. as of August 31, 1998 and 1999, and the related consolidated statements of earnings, stockholders' equity, comprehensive income and cash flows and related financial statement schedule for each of the years in the three-year period ended August 31, 1999, which report appears in this Current Report on Form 8-K of Jabil Circuit, Inc.


                                                          /s/ KPMG LLP
                                                          -------------------


St. Petersburg, Florida
May 9, 2000